Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2009
Financial Results

BEDFORD, MASS. – February 4, 2010 – Aware, Inc. (NASDAQ: AWRE), a leading technology innovator and supplier to the telecommunications and biometrics industries, today reported financial results for its fourth quarter and year ended December 31, 2009.

Revenues for the fourth quarter of 2009 were $5.5 million, a decrease of 55% compared to $12.1 million in the same quarter last year.  Revenues for the fourth quarter of 2008 included an $8.5 million patent sale. For the year ended December 31, 2009, revenues decreased 28% to $22.0 million, compared to $30.5 million in 2008.

Net income for the fourth quarter of 2009, which included a $6.2 million gain on the sale of assets to Lantiq, was $5.8 million, or $0.29 per diluted share. These results compared to net income of $5.0 million, or $0.21 per diluted share, for the same period a year ago, which included the previously mentioned $8.5 million patent sale.

Net income for the year ended December 31, 2009 was $1.0 million, or $0.05 per share, compared to net income of $1.8 million, or $0.07 per share, for 2008.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports Fourth Quarter and 2009 Financial Results	Page 2

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The Company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Non-GAAP net income for the fourth quarter of 2009, excluding the effect of $0.3 million of stock-based compensation, was $6.1 million, or $0.31 per diluted share.  Non-GAAP net income for the year ended December 31, 2009, excluding the effect of $1.7 million of stock-based compensation, was $2.7 million, or $0.13 per diluted share.

Edmund Reiter, Aware’s president and chief executive officer, said, “In 2009, we were pleased to have successfully completed the sale of our licensing assets to Lantiq as well as to have successfully executed on our share count reduction program.  In 2010, we look forward to focusing our efforts on pursuing growth opportunities in the DSL test and Biometrics markets.”

Note:  Aware’s conference call will be broadcast live over the Internet today, February 4, 2010 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 719-325-2421 and referencing the confirmation number 7902246.  A replay of the call will be archived on our website after the call.

About Aware
Aware is a leading technology and supplier for the telecommunications and biometrics industries. Aware has pioneered innovations at telecommunications standards-setting organizations for DSL and networking. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to provision and troubleshoot DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts.  www.aware.com

Aware, Inc. Reports Fourth Quarter and 2009 Financial Results	Page 3

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL test and diagnostics and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. DSL test and diagnostic factors include, but are not limited to: our DSL test and diagnostic businesses depend upon a limited number of customers; the success of our DSL test and diagnostics products businesses requires telephone companies to install DSL service in volume; our test and diagnostic hardware and software products could have quality problems; we depend on a single source contract manufacturer for the manufacture of our DSL hardware products; and we are dependent on single source suppliers for components in our DSL hardware products. Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver services contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and other reports and filings made with the Securities and Exchange Commission.

Aware and Dr. DSL are trademarks or registered trademarks of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Fourth Quarter and 2009 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue:
Product sales	$4,044	$2,210	$15,376	$14,022
Contract revenue	887	9,346	4,611	14,658
Royalties	555	527	2,055	1,837
Total revenue	5,486	12,083	22,042	30,517

Costs and expenses:
Cost of product sales (1)	475	613	2,887	2,589
Cost of contract revenue (1)	362	667	2,896	4,180
Research and development (1)	2,576	3,187	11,920	13,171
Selling and marketing (1)	1,190	1,443	4,707	4,739
General and administrative (1)	1,302	1,416	5,114	5,209
Total costs and expenses	5,905	7,326	27,524	29,888

Income/(loss) from operations	(419)	4,757	(5,482)	629
Gain on sale of assets	6,230	-	6,230	-
Interest income	21	222	238	1,163
Income before provision for income taxes	5,832	4,979	986	1,792
Benefit from/(provision for) income taxes	2	(1)	(4)	(16)
Net income	$5,834	$4,978	$982	$1,776

Net income per share – basic	$0.29	$0.21	$0.05	$0.08
Net income per share – diluted	$0.29	$0.21	$0.05	$0.07

Weighted average shares – basic	19,796	23,291	20,869	23,638
Weighted average shares – diluted	19,802	23,293	20,874	23,697

    (1) The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cost of product sales	$3	$3	$10	$11
Cost of contract revenue	9	29	114	135
Research and development	63	148	521	611
Sales and marketing	44	52	293	186
General and administrative	142	158	799	562
Total stock-based compensation costs	$261	$390	$1,737	$1,505

Aware, Inc. Reports Fourth Quarter and 2009 Financial Results	Page 5

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP net income	$5,834	$4,978	$982	$1,776
Stock-based compensation	261	390	1,737	1,505
Non-GAAP net income	$6,095	$5,368	$2,719	$3,281

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP net income per share	$0.29	$0.21	$0.05	$0.07
Stock-based compensation	0.02	0.02	0.08	0.07
Non-GAAP net income per share	$0.31	$0.23	$0.13	$0.14

Aware, Inc. Reports Fourth Quarter and 2009 Financial Results	Page 6

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash and investments	$39,669	$45,516
Accounts receivable, net	3,565	2,211
Inventories, net	1,113	1,656
Property and equipment, net	6,744	7,463
Other assets, net	363	700

Total assets	$51,454	$57,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,501	$2,693

Long-term deferred revenue	593	330

Total stockholders’ equity	48,360	54,523

Total liabilities and stockholders’ equity	$51,454	$57,546

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